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                                                                    EXHIBIT 23.1



                        ELLIOTT, DAVIS & COMPANY, L.L.P.


                          CERTIFIED PUBLIC ACCOUNTANTS







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         We hereby consent to the incorporation by reference of our report dated December 31, 1998, except for Note 4, as to which the date is March 3, 1999, relating to the financial statements of New Commerce BanCorp, in Amendment No. 2 to the registration statement of Form SB-2 (file no. 333-70589) and Prospectus, and to the reference to our firm therein under the caption, "Experts."







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/s/ Elliot, Davis & Company, L.L.P.
ELLIOTT, DAVIS & COMPANY, L.L.P.






Greenville, South Carolina
March 18, 1999





               Internationally - Moore Stephens Elliot Davis, LLC
  870 PLEASANTBURG DRIVE POST OFFICE BOX 6286 GREENVILLE, SOUTH CAROLINA 29607
                TELEPHONE (864) 242-3370 TELEFAX (864) 232-7161